UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

THE McGRAW-HILL COMPANIES, INC.

(Exact name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

1221 Avenue of the Americas, New York, New York	10020
(Address of principal executive offices)	(Zip code)

(212) 512-2564

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 12, 2008, The McGraw-Hill Companies, Inc. (the “Company”) entered into (1) a $766,666,666.66 Three-Year Credit Agreement, dated as of September 12, 2008, among the Company, the lenders listed therein and JPMorgan Chase Bank N.A., as administrative agent thereunder and (2) a $383,333,333.34 364-Day Credit Agreement, dated as of September 12, 2008, among the Company, the lenders listed therein and JPMorgan Chase Bank N.A., as administrative agent thereunder. The Credit Agreements replace the prior $1,200,000,000 Five-Year Credit Agreement dated as of July 20, 2004.

The Credit Agreements contain customary affirmative and negative covenants, and include customary events of default. The occurrence of an event of default could result in an acceleration of the obligations under the Credit Agreements.

Copies of the Credit Agreements are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Three-Year Credit Agreement, dated as of September 12, 2008, among the Company, the lenders listed therein and JPMorgan Chase Bank N.A., as administrative agent.

10.2	364-Day Credit Agreement, dated as of September 12, 2008, among the Company, the lenders named therein and JPMorgan Chase Bank N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2008

THE McGRAW-HILL COMPANIES, INC.

By:	/s/ Kenneth M. Vittor
	Name:	Kenneth M. Vittor
	Title:	Executive Vice President and General Counsel

EXHIBITS

Exhibit No.	Description

10.1	Three-Year Credit Agreement, dated as of September 12, 2008, among the Company, the lenders listed therein and JPMorgan Chase Bank N.A., as administrative agent.

10.2	364-Day Credit Agreement, dated as of September 12, 2008, among the Company, the lenders named therein and JPMorgan Chase Bank N.A., as administrative agent.